UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 19, 2004
                        (Date of earliest event reported)



                             TRIARC COMPANIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                    1-2207                   38-0471180
        ---------------------------------------------------------------------
        (State or other             (Commission             (I.R.S. Employer
        jurisdiction of               File No.)            Identification No.)
        incorporation of
         organization)


                       280 Park Avenue, New York, Ny 10017
                       -----------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000



                                Page 1 of 3 Pages

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Item 5.  Other Events

Triarc Companies, Inc. ("Triarc") intends to form jointly with Deerfield & Company LLC ("Deerfield") an investment adviser to manage the assets of Triarc Deerfield Investment Corporation ("Triarc Deerfield"), a newly-formed business development company that filed today a registration statement with the Securities and Exchange Commission relating to a proposed $750,000,000 initial public offering of its common stock.

Deerfield, through its subsidiary Deerfield Capital Management LLC, is a Chicago-based registered investment adviser that currently manages approximately $8 billion in assets, principally comprised of collateralized debt obligation
(CDO) funds but also including other investment programs.

Additionally, Triarc is engaged in negotiations with certain owners of Deerfield concerning the possible acquisition by Triarc of a controlling interest in Deerfield and an additional capital commitment by Triarc, in the aggregate amount of approximately $175 million. In any such acquisition, senior management of Deerfield would retain a significant ownership interest in Deerfield. Additionally, it is expected that subsequent to any such acquisition Deerfield's senior management, including its Chairman and Chief Executive Officer, Gregory Sachs, its President, Scott Roberts, and its Chief Investment Officer, Jonathan Trutter, would remain in their current roles, and that Deerfield's portfolio management teams would remain intact.

There can be no assurance that the initial public offering of common stock of Triarc Deerfield will be completed, that the owners of Deerfield will enter into a definitive agreement with Triarc to sell a controlling interest in Deerfield or that such an acquisition will be completed. Triarc does not anticipate making any further announcement concerning the possible acquisition until a definitive agreement is reached or negotiations are terminated.

A registration statement relating to the securities to be issued by Triarc Deerfield has been filed with the Securities and Exchange Commission but has not yet become effective and is not yet complete and is subject to change. These securities may not be sold nor may offers to buy be accepted prior to to the time the registration statement becomes effective. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. Investors should consider the investment objectives, risks, charges and expenses of Triarc Deerfield carefully before investing. This and other information about Triarc Deerfield will be contained in a prospectus which may be obtained, once available, from Triarc Deerfied. The prospectus should be read carefully before investing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                                TRIARC COMPANIES, INC.

                                                By:  /s/ Stuart I. Rosen
                                                     --------------------------
                                                     Stuart I. Rosen
                                                     Senior Vice President and
                                                     Associate General Counsel

Dated:  April 19, 2004